Exhibit 99(a)

Windstream reports first-quarter 2019 results
Delivered strongest quarterly broadband growth since 2011
Continued strong growth in Enterprise strategic sales
Company examining all options regarding Uniti master lease agreement

Release date: May 15, 2019

LITTLE ROCK, Ark. - Windstream Holdings, Inc., a leading provider of advanced network communications and technology solutions, today reported first-quarter results.

Windstream grew its Kinetic broadband customer base for the fourth consecutive quarter, adding 11,400 new subscribers, representing the strongest quarterly broadband growth since 2011.

Enterprise strategic sales continued to accelerate, representing more than 55 percent of total Enterprise sales during the first quarter. Sales of strategic products and services, including SD-WAN, UCaaS and OfficeSuite UC®, now represent an annualized run-rate of $250 million in revenue and are growing at 44 percent year-over-year.

“Windstream began the year with another solid quarter, demonstrating the company’s continued momentum in the marketplaces we serve,” said Tony Thomas, president and chief executive officer of Windstream.

“We stand alone among major U.S. telecom service providers with 14 consecutive months of consumer broadband subscriber growth through April, as well as our strongest quarterly broadband growth since 2011. We were pleased to deliver sequential revenue and ARPU growth in our consumer business as a result,” Thomas said. “We also continued to see strong customer adoption of our Enterprise strategic products and services and remain the largest SD-WAN service provider in the country.”

Results under GAAP

Total revenues and sales were $1.32 billion, a decrease of 9 percent from the same period a year ago, and total service revenues were $1.30 billion, a decrease of 9 percent year-over-year. GAAP revenue comparisons are impacted by the sale of the Consumer CLEC business completed on Dec. 31, 2018.

The company reported an operating loss of $2.4 billion compared to $69 million of operating income in the same period a year ago. The company reported a net loss of $2.3 billion, or a loss of $54.26 per share, compared to a net loss of $121 million, or a loss of $3.25 per share, a year ago.

Note: GAAP results include a $2.3 billion non-cash goodwill impairment charge in the first quarter related to Windstream’s Consumer & Small Business, Enterprise and Wholesale segments primarily attributable to the effects of the adoption of ASC 842, the new lease accounting standard of the Financial Accounting Standards Board (FASB) and the filing of the Chapter 11 reorganization cases.

Consumer & Small Business service revenues were $454 million, a decrease of 4 percent from the same period a year ago, and segment income was $272 million compared to $282 million year-over-year.

Enterprise service revenues were $680 million, a 7 percent decrease from the same period a year ago, and segment income was $153 million compared to $146 million year-over-year.

Wholesale service revenues were $169 million, an 8 percent decrease from the same period a year ago, and segment income was $114 million compared to $128 million year-over-year.

Adjusted Results of Operations

Adjusted total revenues and sales were $1.32 billion compared to $1.41 billion in the same period a year ago. Adjusted total service revenues were $1.30 billion compared to $1.39 billion year-over-year.

Adjusted OIBDAR was $447 million compared to $462 million in the same period a year ago, a decline of 3 percent year-over-year.

Adjusted capital expenditures were $193 million compared to $208 million in the same period a year ago.

Note: Adjusted OIBDAR is Adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti. Adjusted OIBDA is operating income (loss) before depreciation and amortization and goodwill impairment, excluding rent expense under the master lease agreement with Uniti, pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs. Adjusted capital expenditures excludes post-merger integration capital expenditures for Broadview Network Holdings, Inc. and EarthLink Holdings Corp. Adjusted OIBDAR and Adjusted OIBDA also exclude the operating results of the sold Consumer CLEC business.

Chapter 11 Reorganization Update

On Feb. 25, 2019, Windstream Holdings and all of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. The company intends to use the court-supervised process to address obligations accelerated as a result of an adverse litigation decision issued on Feb. 15, 2019, by Judge Jesse Furman in the U.S. District Court of the Southern District of New York.

The company received court approval in April to access $1 billion in recently arranged financing. Fitch and Moody’s, two leading credit rating agencies, have assigned investment grade ratings to the financing transaction. This new financing combined with cash generated by the company’s ongoing operations will be available to ensure the company continues operating as usual while it works with creditors to negotiate a mutually agreeable resolution.

The company is evaluating all options as part of the Chapter 11 reorganization process regarding the master lease with Uniti Group, Inc., including renegotiation, recharacterization and rejection of the agreement.

“We believe the lease payment under the master lease is significantly above market. In fact, given the prescriptive valuation process outlined in the lease, we estimate payment could be reduced by 80 percent or more if the lease were to be renewed in 2030 because of the significant decline in the value of copper facilities, which comprised 54 percent of the initial value of the lease in 2015,” Thomas said.

“Overall we are pleased with the progress of the Chapter 11 reorganization process. Windstream intends to move through the court-supervised process as quickly and efficiently as possible and will emerge a healthier and stronger company,” Thomas said.

2019 Financial Plan

Windstream expects the 2019 Adjusted OIBDAR decline to improve versus the 5 percent decline in 2018 on a pro-forma basis. The improvement will be driven largely by an approximate 100 basis-point increase in its consolidated Adjusted OIBDAR margin, driven by strong improvement of more than 8 percent in cash expenses.

The company expects consumer broadband growth of approximately 30,000 subscribers. The company also expects Kinetic consumer revenue trends to improve year-over-year, driven by improved broadband ARPU and subscriber trends.

The company expects to drive growth in Enterprise strategic revenues by approximately 30 percent in 2019, as SD-WAN and UCaaS sales continue to accelerate. Enterprise contribution margin dollars are expected to increase by approximately 2 percent year-over-year.

Management Webcast

Management has provided pre-recorded remarks on the company’s results via webcast on the company’s investor relations website at investor.windstream.com. Financial, statistical and other information related to the remarks also are posted on the site.

About Windstream

Windstream Holdings, Inc., a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions. Windstream provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers across the U.S. The company also offers broadband, entertainment and security services for consumers and small and medium-sized businesses primarily in rural areas in 18 states. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream or @WindstreamBiz.

Cautionary Statement Regarding Forward Looking Statements

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for this press release. This release contains various forward-looking statements which represent our expectations or beliefs concerning future events, including, without limitation, our future performance, our ability to comply with the covenant in the agreements governing our indebtedness and the availability of capital and terms thereof. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our future performance. These statements are made on the basis of management's views, estimates, projections, beliefs, and assumptions, as of the time the statements are made, regarding future events and results. There can be no assurance, however, that management's expectations will necessarily come to pass. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

A wide range of factors could cause actual results to differ materially from those contemplated in our forward- looking statements, including, but not limited to:

•	risks and uncertainties relating to the Chapter 11 Cases, including completion of the Chapter 11 Cases;

•	our ability to pursue our business strategies during the pendency of the Chapter 11 Cases;

•	our ability to generate sufficient cash to fund our operations during the pendency of the Chapter 11 Cases;

•	our ability to propose and implement a business plan;

•	the diversion of management's attention as a result of the Chapter 11 Cases;

•	increased levels of employee attrition as a result of the Chapter 11 Cases;

•	our ability to obtain Bankruptcy Court approval with respect to our motions filed in our Chapter 11 Cases from time to time;

•	our ability to continue as a going concern;

•	volatility of our financial results as a result of the Chapter 11 Cases;

•	the conditions to which our debtor-in-possession financing is subject to and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;

•	our ability to obtain confirmation of a Chapter 11 plan of reorganization and the effective date of any confirmed plan;

•	the impact of a protracted restructuring on our business;

•	the impact of any challenge by creditors or other parties to previously completed transactions;

•	risks associated with third-party motions in the Chapter 11 Cases;

•	the potential adverse effects of the Chapter 11 Cases on our liquidity or results of operations and increased legal and other professional costs necessary to execute our reorganization;

•	trading price and volatility of our common stock, including the stock trading on the OTC Pink Sheets as maintained by the OTC Market Group, Inc.;

•	our substantial debt could adversely affect our cash flow and impair our ability to raise additional capital on favorable terms;

•	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

•
the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•
the impact of the FCC’s comprehensive business data services reforms that were confirmed by an appellate court, which may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•
for certain operations where we utilize facilities owned by other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
our election to accept statewide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program or future versions of the program implemented by the FCC;

•
our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•	adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with noncompliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or noncompliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•	loss of consumer households served;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
other risks and uncertainties referenced from time to time in Windstream’s Annual Report on Form 10-K, including those additional factors under “Risk Factors” in Item 1A of Part 1, and in other filings of ours with the SEC at www.sec.gov or not currently known to us or that we do not currently deem to be material.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2019	2018	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,302.2	$1,435.4	$(133.2)	(9)
Product sales	18.4	18.9	(0.5)	(3)
Total revenues and sales	1,320.6	1,454.3	(133.7)	(9)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	861.1	736.9	124.2	17
Cost of products sold	16.9	16.8	0.1	1
Selling, general and administrative	198.3	228.8	(30.5)	(13)
Depreciation and amortization	271.5	381.8	(110.3)	(29)
Goodwill impairment	2,339.0	—	2,339.0	*
Merger, integration and other costs	4.6	7.3	(2.7)	(37)
Restructuring charges	10.5	13.7	(3.2)	(23)
Total costs and expenses	3,701.9	1,385.3	2,316.6	167
Operating (loss) income	(2,381.3)	69.0	(2,450.3)	*
Other expense, net	(1.0)	(2.3)	(1.3)	(57)
Reorganization items, net	(104.9)	—	104.9	*
Interest expense (A)	(91.9)	(223.1)	(131.2)	(59)
Loss before income taxes	(2,579.1)	(156.4)	2,422.7	*
Income tax benefit	(268.8)	(35.0)	233.8	*
Net loss	$(2,310.3)	$(121.4)	$2,188.9	*

Basic and diluted loss per share:
Net loss	($54.26)	($3.25)	($51.01)	*

Weighted average common shares	42.6	37.4	5.2	14
Common shares outstanding	43.0	40.9	2.1	5

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,302.2	$1,390.6	$(88.4)	(6)
Adjusted total revenues and sales	$1,320.6	$1,409.4	$(88.8)	(6)
Adjusted OIBDAR (C)	$446.8	$461.5	$(14.7)	(3)
Adjusted OIBDA (D)	$282.6	$298.1	$(15.5)	(5)
Adjusted capital expenditures (E)	$192.8	$207.7	$(14.9)	(7)

* Not meaningful
Note:
We revised our historical computation of adjusted OIBDA and adjusted OIBDAR to no longer exclude certain items consisting of the following: (1) costs related to network optimization initiatives, consisting of cost incurred to migrate traffic to existing lower cost circuits and terminate contracts prior to their expiration; (2) costs related to outsourcing activities, consisting of incremental labor, training and other transition costs; and (3) costs associated with our annual matching contribution to the Windstream 401(k) Plan. These costs have been included in unallocated expenses for all periods presented.

(A)
Includes interest expense associated with the master lease agreement with Uniti of $118.5 million for the three month period ended March 31, 2018. See Note (C) in Notes to Reconciliation of Non-GAAP Financial Measures for a discussion of our change in accounting for the Uniti lease effective January 1, 2019.

(B)
Adjusted results of operations exclude the operating results of the Consumer CLEC business sold on December 31, 2018 for all periods presented. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti.
(D)
Adjusted OIBDA is operating income (loss) before depreciation and amortization and goodwill impairment, excluding rent expense under the master lease agreement with Uniti, pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs.

(E)	Adjusted capital expenditures excludes post-merger integration capital expenditures for Broadview Networks Holdings, Inc. ("Broadview") and EarthLink Holdings Corp. ("EarthLink").

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2019	2018	Amount	%
Consumer & Small Business
Revenues and sales:
Service revenues	$453.7	$471.0	$(17.3)	(4)
Product sales	8.0	5.5	2.5	45
Total revenue and sales	461.7	476.5	(14.8)	(3)
Costs and expenses	189.7	194.6	(4.9)	(3)
Segment income	$272.0	$281.9	$(9.9)	(4)

Enterprise
Revenues and sales:
Service revenues	$679.6	$732.9	$(53.3)	(7)
Product sales	10.1	13.2	(3.1)	(23)
Total revenue and sales	689.7	746.1	(56.4)	(8)
Costs and expenses	536.4	600.3	(63.9)	*
Segment income	$153.3	$145.8	$7.5	5

Wholesale
Revenue and sales:
Service revenues	$168.9	$183.7	$(14.8)	(8)
Product sales	0.3	0.1	0.2	*
Total revenue and sales	169.2	183.8	(14.6)	(8)
Costs and expenses	55.4	55.5	(0.1)	—
Segment income	$113.8	$128.3	$(14.5)	(11)

Consumer CLEC
Revenues and sales:
Service revenues	$—	$47.8	$(47.8)	(100)
Product sales	—	0.1	(0.1)	(100)
Total revenue and sales	—	47.9	(47.9)	(100)
Costs and expenses	—	20.6	(20.6)	(100)
Segment income	$—	$27.3	$(27.3)	(100)

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2019	2018	Amount	%
Total segment revenues and sales:
Service revenues	$1,302.2	$1,435.4	$(133.2)	(9)
Product sales	18.4	18.9	(0.5)	(3)
Total segment revenues and sales	1,320.6	1,454.3	(133.7)	(9)
Total segment costs and expenses	781.5	871.0	(89.5)	(10)
Total segment income	539.1	583.3	(44.2)	(8)
Other unassigned operating expenses (A)	(294.8)	(111.5)	183.3	164
Merger, integration and other costs	(4.6)	(7.3)	(2.7)	(37)
Restructuring charges	(10.5)	(13.7)	(3.2)	(23)
Depreciation and amortization	(271.5)	(381.8)	(110.3)	(29)
Goodwill impairment	(2,339.0)	—	2,339.0	*
Operating (loss) income	$(2,381.3)	$69.0	$(2,450.3)	*

(A)
These expenses are not allocated to the business segments. Unallocated expenses include stock-based compensation, pension expense, and shared services, such as accounting and finance, information technology, engineering, network optimization, legal, human resources, investor relations and outsourcing activities. These expenses are centrally managed and are not monitored by management at a segment level. Unallocated expenses also include expense related to our annual matching contribution to the Windstream 401(k) Plan. See Note (H) in Notes to Reconciliation to Non-GAAP Financial Measures for further information.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31,	December 31,
	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$432.0	$355.7
Restricted cash	7.7	5.3
Accounts receivable (less allowance for doubtful accounts of $23.0 and $24.8, respectively)	633.4	653.1
Inventories	79.8	82.4
Prepaid expenses and other	195.6	159.7
Total current assets	1,348.5	1,256.2

Goodwill	434.7	2,773.7
Other intangibles, net	1,174.5	1,213.1
Net property, plant and equipment	3,627.8	4,920.9
Operating lease right-of-use assets	4,187.4	—
Other assets	84.3	94.0
Total Assets	$10,857.2	$10,257.9

Liabilities and Shareholders’ Deficit
Current Liabilities:
Current portion of long-term debt	$3,514.8	$5,728.1
Current portion of long-term lease obligations	—	4,570.3
Accounts payable	271.9	503.6
Advance payments and customer deposits	163.9	180.6
Accrued taxes	64.9	87.4
Accrued interest	0.9	43.5
Other current liabilities	120.4	344.2
Total current liabilities	4,136.8	11,457.7

Long-term lease obligations	—	72.8
Deferred income taxes	—	104.3
Other liabilities	21.4	542.4
Liabilities subject to compromise	7,891.9	—
Total liabilities	12,050.1	12,177.2

Shareholders’ Deficit:
Common stock, $.0001 par value, 75.0 shares authorized, 43.0 and 42.9 shares issued and outstanding, respectively	—	—
Additional paid-in capital	1,252.4	1,250.4
Accumulated other comprehensive income	32.0	35.6
Accumulated deficit	(2,477.3)	(3,205.3)
Total shareholders’ deficit	(1,192.9)	(1,919.3)
Total Liabilities and Shareholders’ Deficit	$10,857.2	$10,257.9

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED
	March 31,	March 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(2,310.3)	$(121.4)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	271.5	381.8
Provision for doubtful accounts	9.7	5.6
Share-based compensation expense	2.0	9.9
Non-cash reorganization costs, net	45.7	—
Deferred income taxes	(268.2)	(34.7)
Goodwill impairment	2,339.0	—
Other, net	20.3	10.8
Changes in operating assets and liabilities, net:
Accounts receivable	(16.1)	43.7
Prepaid income taxes	(1.8)	(3.0)
Prepaid expenses and other	(55.0)	(15.5)
Accounts payable	226.4	(36.3)
Accrued interest	(11.7)	34.7
Accrued taxes	(2.6)	(16.7)
Other current liabilities	(31.0)	(25.5)
Other liabilities	(5.7)	(1.7)
Other, net	6.0	7.6
Net cash provided from operating activities	218.2	239.3
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(192.8)	(217.6)
Acquisition of MASS, net of cash acquired	—	(37.6)
Other, net	(4.2)	0.4
Net cash used in investing activities	(197.0)	(254.8)
Cash Flows from Financing Activities:
Repayments of debt and swaps	(372.4)	(217.1)
Proceeds from debt issuance	455.0	313.0
Debt issuance costs	(14.7)	(2.8)
Payments under long-term lease obligations	(0.1)	(44.9)
Payments under capital lease obligations	(9.8)	(13.1)
Other, net	(0.5)	(2.5)
Net cash provided from financing activities	57.5	32.6
Increase in cash, cash equivalents and restricted cash	78.7	17.1
Cash, Cash Equivalents and Restricted Cash:
Beginning of period	361.0	43.4
End of period	$439.7	$60.5

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL ADJUSTED OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2019	2018	Amount	%
Consumer - ILEC customers
Households served	1,250.6	1,257.3	(6.7)	(1)
High-speed Internet customers	1,032.4	1,004.4	28.0	3

Net household additions	2.7	11.5	(8.8)	(77)
Net high-speed Internet customer additions (losses)	11.4	(2.2)	13.6	*

Small Business - ILEC customers	115.4	125.0	(9.6)	(8)

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED
	March 31,	March 31,
	2019	2018
Adjusted Capital Expenditures:
Capital expenditures under GAAP	$192.8	$217.6
Integration capital expenditures	—	(9.9)
Adjusted capital expenditures (A)	$192.8	$207.7

	THREE MONTHS ENDED
	March 31,
	2019
Adjusted Free Cash Flow:
Operating loss under GAAP	$(2,381.3)
Goodwill impairment	2,339.0
Depreciation and amortization	271.5
OIBDA	229.2
Adjustments:
Straight-line rent expense under master lease with Uniti	168.8
Master lease rent payment	(164.2)
Merger, integration and other costs	4.6
Restructuring charges	10.5
Other costs (B)	31.7
Share-based compensation	2.0
Adjusted OIBDA	282.6
Adjusted capital expenditures (per above)	(192.8)
Cash paid for interest on long-term debt obligations	(103.6)
Cash refunded for income taxes, net	1.6
Adjusted free cash flow	$(12.2)

(A)	Adjusted capital expenditures excludes post-merger integration capital expenditures for Broadview and EarthLink.
(B)
Other costs primarily include consulting fees, carrier access settlements and professional and legal fees incurred prior to February 25, 2019. For a detailed breakdown of these amounts, see Note (D) to the Notes to Reconciliation of Non-GAAP Financial Measures.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED
		March 31,	March 31,
		2019	2018
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,302.2	$1,435.4
Adjustments:
Consumer CLEC service revenues	(A)	—	(44.8)
Adjusted service revenues		1,302.2	1,390.6
Product sales under GAAP		18.4	18.9
Adjustments:
Consumer CLEC product sales	(A)	—	(0.1)
Adjusted product sales		18.4	18.8
Adjusted revenues and sales		$1,320.6	$1,409.4

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(2,310.3)	$(121.4)
Adjustments:
Other expense, net	(B)	1.0	2.3
Reorganization items, net	(B)	104.9	—
Interest expense	(B)	91.9	223.1
Income tax benefit (expense)	(B)	(268.8)	(35.0)
Operating (loss) income under GAAP	(B)	(2,381.3)	69.0
Goodwill impairment	(B)	2,339.0	—
Depreciation and amortization	(B)	271.5	381.8
Adjustments:
Operating income of sold Consumer CLEC business	(A)	—	(24.7)
Straight-line rent expense under master lease with Uniti	(C)	168.8	—
Merger, integration and other costs	(B)	4.6	7.3
Restructuring charges	(B)	10.5	13.7
Other costs	(E)	31.7	9.3
Pension expense	(B)	—	0.9
Share-based compensation expense	(B)	2.0	4.2
Adjusted OIBDAR		446.8	461.5
Master lease rent payment	(D)	(164.2)	(163.4)
Adjusted OIBDA		$282.6	$298.1

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED
		March 31,	March 31,
		2019	2018
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:
Net Cash Provided From Operating Activities		$218.2	$239.3
Adjustments:
Consumer CLEC business segment income	(A)	—	(24.7)
Funding change in annual employer contribution to Windstream 401(k) Plan	(H)	—	(5.7)
Straight-line rent expense under master lease with Uniti	(C)	168.8	—
Master lease rent payment	(D)	(164.2)	(163.4)
Merger, integration and other costs	(B)	4.6	7.3
Restructuring charges	(B)	10.5	13.7
Other costs	(E)	31.7	9.3
Other expense, net	(B)	1.0	2.3
Reorganization items, net	(B)	104.9	—
Interest expense	(B)	91.9	223.1
Income tax benefit, net of deferred income taxes	(B)	(0.6)	(0.3)
Provision for doubtful accounts	(F)	(9.7)	(5.6)
Noncash reorganization items, net	(F)	(45.7)	—
Other noncash adjustments, net	(G)	(20.2)	(9.5)
Changes in operating assets and liabilities, net	(F)	(108.6)	12.3
Adjusted OIBDA		$282.6	$298.1

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$218.2	$239.3
Adjustments:
Funding change in annual employer contribution to Windstream 401(k) Plan	(H)	—	(5.7)
Cash paid for interest on debt obligations	(F)	(103.6)	(66.3)
Cash refunded for income taxes	(F)	1.6	3.2
Capital expenditures	(F)	(192.8)	(217.6)
Integration capital expenditures	(F)	—	9.9
Straight-line rent expense under master lease with Uniti	(C)	168.8	—
Master lease rent payment	(D)	(164.2)	(163.4)
Merger, integration and other costs	(B)	4.6	7.3
Restructuring charges	(B)	10.5	13.7
Other costs	(E)	31.7	17.1
Other expense, net	(B)	1.0	2.3
Reorganization items, net	(B)	104.9	—
Interest expense	(B)	91.9	223.1
Income tax benefit, net of deferred income taxes	(B)	(0.6)	(0.3)
Provision for doubtful accounts	(F)	(9.7)	(5.6)
Noncash reorganization items, net	(F)	(45.7)	—
Other noncash adjustments, net	(G)	(20.2)	(9.5)
Changes in operating assets and liabilities, net	(F)	(108.6)	12.3
Adjusted Free Cash Flow		$(12.2)	$59.8

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc. ("Windstream", "we", "us", "our") has presented in this package unaudited adjusted results, which excludes the operating results of the Consumer CLEC business sold on December 31, 2018 in all prior periods. The adjusted results also exclude goodwill impairment, rent expense under the master lease agreement with Uniti Group, Inc. ("Uniti"), pension expense, share-based compensation expense, restructuring charges, merger, integration and certain other costs.We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash rent payment due under the master lease agreement with Uniti.

We revised our historical computation of adjusted OIBDAR and adjusted OIBDA to no longer exclude certain items consisting of the following: (1) costs related to network optimization initiatives, consisting of cost incurred to migrate traffic to existing lower cost circuits and terminate contracts prior to their expiration; (2) costs related to outsourcing activities, consisting of incremental labor, training and other transition costs; and (3) costs associated with our annual matching contribution to the Windstream 401(k) Plan. These costs have been included in unallocated expenses for all periods presented.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents the operating results of the sold Consumer CLEC business. This amount excludes historical depreciation, amortization and share-based compensation expense applicable to these operations.
(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)
Effective January 1, 2019, we adopted the new leasing standard as required. Upon adoption, we reassessed and changed the accounting treatment of our arrangement with Uniti from a financing to an operating lease. The effects of this change resulted in the recognition of additional straight-line rent expense of $168.8 million and a reduction in interest expense of $113.7 million

(D)	Represents the annual cash rent payment due under the master lease agreement with Uniti.
(E)
Other costs for the three month period ended March 31, 2019, consists of carrier access reserves of $28.5 million and $3.2 million of professional and legal fees incurred prior to February 25, 2019 related to filing of the Chapter 11 Cases. Comparatively, for the three month period ended March 31, 2018, other costs consists of consulting fees of $8.7 million and $0.6 million of carrier access reserves.

(F)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(G)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, gains on the sale of property, and other non-cash miscellaneous income and expenses.

(H)
Represents the effects of a fourth quarter 2018 change in our expected funding of our annual matching contribution to the Windstream 401(k) Plan from Windstream Holdings common stock to cash. For the first three quarters of 2018, the expected contribution had been included in share-based compensation expense.